                                                FILED PURSUANT TO RULE 424(b)(2)
                                                      REGISTRATION NO. 333-60875

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 18, 1998)

                                 $400,000,000

                         AVALON BAY COMMUNITIES, INC.
                               MEDIUM-TERM NOTES

                  Due Nine Months or More from Date of Issue

  Avalon Bay Communities, Inc., a Maryland corporation (the "Company"), may offer from time to time up to $400,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies, of its Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"). The Company is a self-administered and self-managed real estate investment trust (a "REIT"). Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Company or repayment at the option of the holder thereof (a "Holder"), in each case, in whole or in part, prior to its Stated Maturity Date (as defined below), as specified in the applicable Pricing Supplement. In addition, each Note may be denominated and/or payable in United States dollars or a foreign or composite currency ("Foreign Currency Notes"), as specified in the applicable Pricing Supplement. The Notes, other than Foreign Currency Notes, will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while Foreign Currency Notes will be issued in the minimum denominations specified in the applicable Pricing Supplement.

  Notes will bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and will be payable in arrears as specified in the applicable Pricing Supplement and on the Maturity Date. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate. See "Description of Notes."

  The interest rate, or formula for the determination of the interest rate, applicable to each Note and the other variable terms thereof will be established by the Company on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or in certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of DTC or DTC's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to its participants) and DTC's participants (with respect to beneficial owners).

  SEE "RISK FACTORS" COMMENCING ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE NOTES.

                                --------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED UPON  THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT, THE
   PROSPECTUS OR ANY PRICING SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                     Agents' discounts           Proceeds to
                            Price to public(1)     and commissions(1)(2)        Company(1)(3)
----------------------------------------------------------------------------------------------
Per Note...............            100%                 .125%-.750%            99.875%-99.250%
----------------------------------------------------------------------------------------------
                                                                                $399,500,000-
Total(4)...............        $400,000,000         $500,000-$3,000,000          $397,000,000
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and an Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. If the Company issues any Note at a discount from or at a premium over its principal amount, the Price to Public of any Note issued at a discount or premium will be set forth in the applicable Pricing Supplement. The Company will pay a commission to the applicable Agent, ranging from .125% -.750% of the principal amount of any Note, depending upon its stated maturity, sold through such Agent. See "Supplemental Plan of Distribution."
(2) The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Supplemental Plan of Distribution."
(3) Before deducting expenses payable by the Company estimated at $100,000.
(4) Or the equivalent thereof in one or more foreign or composite currencies.

                                --------------

  The Notes are being offered on a continuous basis by the Company to or through the Agents. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes or that there will be liquidity in such market if one develops. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits the offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "Supplemental Plan of Distribution."

                                --------------

PAINEWEBBER INCORPORATED
           FIRST UNION CAPITAL MARKETS
                      J.P. MORGAN & CO.
                               NATIONSBANC MONTGOMERY SECURITIES LLC
                                          WARBURG DILLON READ LLC

                                --------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 30, 1998

  IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

                                 RISK FACTORS

  THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL OF THE RISKS OF AN INVESTMENT IN NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN OR DETERMINED BY REFERENCE TO A CURRENCY OR COMPOSITE CURRENCY OTHER THAN UNITED STATES DOLLARS OR TO ONE OR MORE INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS. THE COMPANY AND THE AGENTS DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THEY CHANGE FROM TIME TO TIME. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED OR PAYABLE IN OR DETERMINED BY REFERENCE TO A CURRENCY OR COMPOSITE CURRENCY OTHER THAN UNITED STATES DOLLARS OR TO ONE OR MORE INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS OR TRANSACTIONS INVOLVING THE APPLICABLE INTEREST RATE INDEX OR CURRENCY INDEX OR OTHER INDICES OR FORMULAS.

STRUCTURE RISKS

  An investment in Notes indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies (including exchange rates and swap indices between currencies or composite currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that any such index or formula may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by the Company at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of principal and/or premium, if any, payable on the Maturity Date (as defined below). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may continue or increase in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

  The secondary market for Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield.

  Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

  The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the liquidity of such market if one develops. See "Supplemental Plan of Distribution."

  No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of Notes will fluctuate over time and that such fluctuations may be significant.

CREDIT RATINGS

  The credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of such Notes in light of their particular circumstances.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the applicable foreign currency or composite currency and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. Such risks generally depend on factors over which the Company has no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to Foreign Currency Notes contains a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign currencies or composite currencies have been highly volatile and such volatility may continue or increase in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a Foreign Currency Note is payable against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Foreign Currency Note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the Maturity Date of such Foreign Currency Note, and, generally, in the United States dollar-equivalent market value of such Foreign Currency Note.

  Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal of, or premium, if any, or interest on, a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the foreign currency or composite currency in which such payment is to be made on such date. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment in respect of any particular Foreign Currency Note is to be made would not be available on the applicable payment date due to other circumstances beyond the reasonable control of the Company. In such cases, the Company will be entitled to satisfy its obligations in respect of such Foreign Currency Note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes-- Payment Currency."

                             DESCRIPTION OF NOTES

  The Notes will be issued as a series of Debt Securities (as defined below) under an Indenture, dated as of January 16, 1998 (the "Original Indenture"), a First Supplemental Indenture, dated as of January 20, 1998, and a Second Supplemental Indenture, dated as of July 7, 1998 (collectively and together with the Original Indenture, the "Indenture"), each between the Company and State Street Bank and Trust Company (the "Trustee"). The form of the Original Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part and is available for inspection at the corporate trust office of the Trustee at Two International Place, Boston, Massachusetts 02110. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Senior Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Senior Securities set forth in the Prospectus, to which description reference is hereby made.

  The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  All Debt Securities, including the Notes, will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Notes are effectively subordinated to mortgages and other secured indebtedness of the Company which encumber certain assets of the Company and to indebtedness and other liabilities of subsidiaries of the Company. Accordingly, such indebtedness will have to be satisfied in full before Holders of the Notes will be able to realize any value from encumbered or indirectly-held properties. In addition, the Notes will be repaid solely from the assets of the Company; Holders of the Notes will not have recourse against any director or stockholder of the Company for repayment of the Notes.

  The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $400,000,000 aggregate initial offering price of Notes offered hereby.

  The Notes are currently limited to up to $400,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies, except as such aggregate amount may be reduced by other debt securities issued under the Prospectus. The Notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue (each, a "Stated Maturity Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest may be made in, one or more foreign currencies or composite currencies. See "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest." The currency or composite currency in which a
Note is
denominated, whether United States dollars or otherwise, is herein referred to as the "Specified Currency." References herein to "United States dollars," "U.S. dollars" and "U.S. $" are to the lawful currency of the United States of America.

  Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Each applicable Agent is prepared to arrange for the conversion of United States dollars into the applicable Specified Currency to enable the purchaser to pay for the related Foreign Currency Note, provided that a request is made to such Agent on or prior to the fifth Business Day (as defined below) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such Agent. Each such conversion will be made by an Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued in fully registered form as a Book-Entry Note or a Certificated Note. The authorized denominations of each Note other than a Foreign Currency Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement, while the authorized denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

  Payments of principal of, and premium, if any, and interest on, Book-Entry Notes will be made by the Company through the Trustee to DTC. See "--Book-Entry Notes." In the case of Certificated Notes, payment of principal and premium, if any, due on the Stated Maturity Date or any prior date on which the principal, or an installment of principal, of each Certificated Note becomes due and payable, whether by the declaration of acceleration, notice of redemption at the option of the Company, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of the applicable Note repayable on such date) will be made in immediately available funds upon presentation and surrender thereof (or, in the case of any repayment on an Optional Repayment Date, upon presentation and surrender thereof and a duly completed election form in accordance with the provisions described below) at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York. Payment of interest due on the Maturity Date of each Certificated Note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest due on each Certificated Note on any Interest Payment Date (as defined below) other than the Maturity Date will be made at the office or agency referred to above maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--Payment of Principal, Premium, if any, and Interest."

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or if the Specified Currency is European Currency Units ("ECU"), such day is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association), or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR (as defined below) is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association, or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market).

  "Principal Financial Center" means the capital city of the country issuing the Specified Currency or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

  Book-Entry Notes may be transferred or exchanged only through DTC. See "-- Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York. No service charge will be made by the Company, or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

  Notwithstanding any provisions described in this Prospectus Supplement to the contrary, if a Note specifies that an Addendum is attached thereto or that "Other/Additional Provisions" apply, such Note will be subject to the terms specified in such Addendum or "Other/Additional Provisions," as the case may be, and will be described in the applicable Pricing Supplement.

REDEMPTION AT THE OPTION OF THE COMPANY

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The applicable Pricing Supplement will indicate if the Notes will be redeemable prior to the Stated Maturity Date and the terms on which such Notes will be redeemable at the option of the Company. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. Unless otherwise specified in the applicable Pricing Supplement, "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable, specified in such Pricing Supplement) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. See also "--Original Issue Discount Notes."

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASES BY THE COMPANY

  The applicable Pricing Supplement will indicate if the Notes will be repayable at the option of the Holders thereof on a date specified prior to the applicable Maturity Date and, unless otherwise specified in the Pricing Supplement, such Notes shall be repayable at a price equal to 100% of the principal amount thereof, together with unpaid interest accrued to the date of repayment.

  In order for such a Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment date (i) such Note with the form entitled "Option to Elect Repayment" on the reverse of such Note duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that such Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of such Note, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; however, such telegram, telex, facsimile transmission, or letter shall only be effective if such Note and duly completed form are received by the Trustee or the Designated Agent by such fifth Business Day. Unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the Holder of a Note will be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note unless otherwise specified in the applicable Pricing Supplement, but in that event, the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination.

  If a Note is represented by a Global Security, DTC's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular Note, the Beneficial Owner (as defined below) of such Note must instruct the broker or other Direct Participant (as defined below) or Indirect Participant (as defined below) through which it holds an interest in such Note to notify DTC of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each Beneficial Owner should consult the broker or other Direct Participant or Indirect Participant through which it holds an interest in a Note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered to DTC.

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

 General

  Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case, as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the applicable Note) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

  Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Interest on Fixed Rate Notes will be payable in arrears as specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

 Floating Rate Notes

  Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate
Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Period and Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will specify the Index Currency, if any, and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," or an "Inverse Floating Rate Note" or as having an Addendum attached or having "Other/Additional Provisions" apply relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread (as defined below), if any, and/or (b) multiplied by the applicable Spread Multiplier (as defined below), if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable

  Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

  Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

  The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the

Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated as of such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last business day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

  A Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding

Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the Trustee will be the "Calculation Agent" with respect to any Floating Rate Note. Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

  CD Rate. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDS (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks in the market for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate

Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

  Commercial Paper Rate. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper--Non-Financial." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper--Non Financial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                         D X 360
                  Money Market Yield = ------------- X 100
                                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

  Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds

Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco, as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

  Prime Rate. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) or such other page as may replace the USPRIME1 Page on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include any of the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

AMORTIZING NOTES

  The Company may from time to time offer amortizing notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

ORIGINAL ISSUE DISCOUNT NOTES

  The Company may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par). Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of: (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable, specified in the applicable Pricing Supplement); and (ii) any unpaid interest on such Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

  Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" herein.

INDEXED NOTES

  Notes may be issued with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to such other price(s) or exchange rate(s) ("Indexed Notes"), as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and certain tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

CERTAIN COVENANTS

  Limitations on Incurrence of Indebtedness. The Company will not, and will not permit any Subsidiary to, incur any Indebtedness (as defined below) if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets (as defined below) of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the "Commission") (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

  In addition to the foregoing limitation on the incurrence of Indebtedness, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance (as defined below) upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

  The Company and its Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis.

  In addition to the foregoing limitations on the incurrence of Indebtedness, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);
(iii) in the case of Acquired Indebtedness (as defined below) or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

  As used herein and in the Indenture:

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Annual Service Charge" for any period means the maximum amount which is payable during such period for interest on, and original issue discount of, Indebtedness of the Company and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

  "Consolidated Income Available for Debt Service" for any period means Earnings from Operations (as defined below) of the Company and its Subsidiaries, plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Indebtedness of the

Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount and other deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the Notes.

  "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuations losses, net as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

  "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

  "Indebtedness" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Indebtedness hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP or (vi) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Company or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as amended) of the Company.

  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

  "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets (as defined below) and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

  "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles).

  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

  "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.

  See "Description of Debt Securities--Certain Covenants" in the accompanying Prospectus for a description of additional covenants applicable to the Company.

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Company may, without the consent of the Holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that
(a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default (as defined in the Indenture) under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  The Indenture provides that the following events are "Events of Default" with respect to the Notes: (a) default in the payment of any interest on any Notes when such interest becomes due and payable that continues for a period of 30 days; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Notes when due and payable; (c) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture with respect to the Notes and continuance of such default or breach for a period of 60 days after written notice as provided in the
Indenture: (d) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Company as provided in the Indenture, provided, however, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an Event of Default; (e) the entry by a court of competent jurisdiction of one or more orders or decrees against the Company or any Significant Subsidiary under any bankruptcy law that (i) is for relief in an involuntary case, (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or (iii) orders the liquidation of the Company or any Significant Subsidiary, and such order or decree remains unstayed and in effect for 90 days; or (f) the Company or any Significant Subsidiary voluntarily commences certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property.

  See "Description of Debt Securities--Events of Default, Notice and Waiver" in the accompanying Prospectus for a description of rights, remedies and other matters relating to Events of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance, which are described under "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus, will apply to the Notes. Each of the covenants described under "-- Certain Covenants" herein and "Description of Debt Securities--Certain Covenants" in the accompanying Prospectus will be subject to covenant defeasance.

NO PERSONAL LIABILITY OR RECOURSE

  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each Holder of Notes waives and releases all such liability by accepting such Notes. The waiver and release are part of the consideration for the issue of the Notes.

BOOK-ENTRY NOTES

  The Company has established a depositary arrangement with DTC with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

  Upon issuance, all Book-Entry Notes up to $400,000,000 aggregate principal amount bearing interest at the same rate or pursuant to the same formula and having the same date of issue, Specified Currency, Interest Payment Dates, Stated Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. No Global Security may be transferred except as a whole by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or such nominee to a successor of DTC or a nominee of such successor.

  So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of DTC and, if such Beneficial Owner is not a Participant (as defined below), on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

  Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Securities or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in each case, a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (ii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Notes or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes and Beneficial Owners representing a majority in aggregate principal amount of the Book-Entry Notes represented by Global Securities advise DTC to cease acting as depository. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by DTC's relevant Participants (as identified by DTC) to the Trustee.

  The information below concerning DTC and DTC's system has been furnished by DTC. The Company believes that the sources of this information are reliable, but the Company takes no responsibility for the accuracy thereof.

  DTC will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing

Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

  To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, DTC are registered in the name of Cede & Co. The deposit of Global Securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

  Principal, premium, if any, and/or interest payments on Global Securities representing the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

  If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on DTC's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on DTC's records.

  DTC may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

  Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest on, the Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors--Exchange Rates and Exchange Controls."

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, the Company is obligated to make payments of principal of, and premium, if any, and interest on, Foreign Currency Notes in the applicable Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts payable by the Company in a foreign currency or composite currency will, unless otherwise specified in the applicable Pricing Supplement, be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to Holders. However, the Holder of a Foreign Currency Note may elect to receive such amounts in the applicable Foreign Currency or composite currency as hereinafter described.

  Any United States dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

  A Holder of a Foreign Currency Note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest on, such Foreign Currency Note in the Specified Currency by submitting a written request for such payment to the Company at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Payments of the principal of, and premium, if any, and/or interest on, Foreign Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes--General." Payments of interest on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under certain circumstances described under "Description of Notes--General." Payments of principal of, and premium, if any, and/or interest on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

  Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of a Global Security or Securities representing Book-Entry Notes payable in a Specified Currency other than United States dollars that elects to receive payments of principal, premium, if any, and/or interest in such Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify DTC of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and DTC will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to DTC, and by DTC to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the applicable Specified Currency.

PAYMENT CURRENCY

  If the Specified Currency for a Foreign Currency Note is not available for the required payment of principal, premium, if any, and/or interest due to the imposition of exchange controls or other circumstances beyond the reasonable control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement.

  If payment in respect of a Foreign Currency Note is required to be made in any composite currency (e.g., ECU), and such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the reasonable control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

GOVERNING LAW; JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, where a cause of action is based upon an obligation denominated in a non-United States currency, a state court in the State of New York rendering a judgment on such an obligation would be required to render such judgment in the non-United States currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The Holders of such Notes could be subject to exchange rate fluctuations occurring after such judgment is rendered. It is not certain, however, that a non-New York court would follow the same rules with respect to conversion.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with Holders other than original purchasers (except where otherwise specifically noted). BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, NO ASSURANCE CAN BE GIVEN THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF NOTES. CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF PARTICULAR NOTES (WHERE APPLICABLE) WILL BE SUMMARIZED IN THE PRICING SUPPLEMENT RELATING TO SUCH NOTES. PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  As used herein, the term "U.S. Holder" means a Beneficial Owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, (iv) a trust if (a) a U.S. court may exercise primary supervision over its administration and (b) one or more U.S. persons have authority to control all substantial decisions of the trust, or
(v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be U.S. Holders. In the case of a Holder of Notes that is a partnership for United States Federal income tax purposes, each partner will take into account its allocable share of income or loss from the Notes, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the activities of the partnership and the partner. As used herein, the term "non-U.S. Holder" means a Beneficial Owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest. Except as set forth below, payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder's regular method of tax accounting).

  Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service (the "IRS") on January 27, 1994 under the original issue discount provisions of the Code.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally

1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold to the public (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

  Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). In addition, a U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) in which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount
Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods than the amounts that would be included on a straight-line basis. These same rules apply to any Note that is not otherwise a Discount Note, but nonetheless has been issued with original issue discount.

  A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period. These same rules apply to any Note that is not otherwise a Discount Note, but nonetheless has been issued with original issue discount. U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

  U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

  Variable Rate Debt Instruments. Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if
(a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

  A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information (e.g., a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, other than stock or debt of the issuer or a related party). A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). The OID Regulations also provide that other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. That OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

  In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

  If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the IRS released final Treasury regulations dealing with the treatment of contingent payment obligations (the "Contingent Debt Regulations").

  Generally, if a Variable Note is treated as a contingent payment obligation, interest payments thereon will be treated as "contingent interest" payments. Any contingent interest payments on a Variable Note would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. The amount of interest included in income in any particular accrual period would be determined by estimating a projected payment schedule (as determined under the Contingent Debt Regulations) for the Variable Note based on a comparable yield based on a hypothetical fixed rate instrument having similar terms and conditions as the Variable Note and applying daily accrual rules similar to those for accruing original issue discount on Notes issued with original issue discount (as discussed above). If the actual amount of contingent interest payments is not equal to the projected amount, an adjustment to income at the time of the payment must be made to reflect the difference.

  Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the Holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, a cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other Holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

  Market Discount. If a U.S. Holder purchases a Note, other than a Note issued with original issue discount, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Note issued with original issue discount, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Note issued with original issue discount, any payment that is part of its "revised issue price") on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the Maturity Date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest rate basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

  On December 30, 1997, the IRS issued new Treasury regulations concerning the proper tax treatment of amortizable bond premium. These regulations substantially revise the prior regulations concerning the amortization of bond premium. The new regulations are effective for debt instruments acquired on or after March 2, 1998. If a Holder makes the election to amortize bond premium for a taxable year that includes March 2, 1998, or for any subsequent year, the new regulations apply to all bonds held on or after the first day of the taxable year in which the election is made. A Holder is deemed to have made the election to amortize bond premium for the taxable year that includes March 2, 1998 if the Holder had previously elected to amortize bond premium and that election is effective on March 2, 1998. Holders are granted automatic consent to change their accounting method for bond premium as required under the new regulations. U.S. Holders of Notes should consult their own tax advisers concerning the appropriate treatment of amortizable bond premium.

  Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. In general, any gain or loss realized upon a taxable disposition of a Note by a U.S. Holder who is not a dealer in securities will be treated as long-term capital gain or loss if the Note has been held for more than one year and otherwise as short-term capital gain or loss. Prospective Holders should consult their own tax advisors with respect to the tax consequences to them of the disposition of a Note.

NOTES DENOMINATED, OR IN RESPECT OF WHICH INTEREST IS PAYABLE, IN A FOREIGN CURRENCY

  As used herein, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

  Cash Method. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

  Accrual Method. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

  Purchase, Sale and Retirement of Notes. A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

  Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of in the case of a taxable exchange of the Note for a new Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amounts of any market discount or original issue discount previously included in income by the Holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the Holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such Holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

  Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the
Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

  Original Issue Discount. In the case of a Note issued with original issue discount, (i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency--Accrual Method" above and (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

  Premium and Market Discount. In the case of a Note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

  With respect to a Note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

  Exchange of Foreign Currencies. A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater securityholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in
Section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the Beneficial Owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the Beneficial Owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the Beneficial Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the Beneficial Owner to the organization or institution.

  Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

  Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater securityholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. In addition, prospective Noteholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

  Any amounts withheld under the backup withholding rule from a payment to a Beneficial Owner would be allowed as a refund or a credit against such Beneficial Owner's United States Federal income tax provided the required information is furnished to the IRS.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis for sale by the Company to or through PaineWebber Incorporated, First Union Capital Markets, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC, and Warburg Dillon Read LLC or through one or more other member firms of the NASD, as may be designated or approved by the Company and identified in the applicable Pricing Supplement (collectively, the "Agents" and each individually, an "Agent"). The Agents may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent(s), or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125%-.750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent, except that commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale.

  Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors and other purchasers, and may allow all or any portion of the discount received in connection with such purchase from the Company to such dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed price basis), the concession and the discount may be changed.

  The Company has reserved the right to sell the Notes directly to investors, and may solicit and accept offers to purchase Notes directly from investors from time to time on its own behalf. No commission will be paid on Notes sold directly by the Company. In certain instances, the Company may offer Notes to or through additional agents named in the applicable Pricing Supplement.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through the Agents). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

  Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of Notes--General."

  Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents have advised the Company that they may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and any such sales and purchases may be discontinued at any time without notice. There can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in such secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities (including liabilities under the Securities Act) or contribute to payments the Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain other expenses.

  In the ordinary course of their respective businesses, the Agents and their affiliates have engaged in, and may in the future engage in, investment and commercial banking transactions with the Company and its affiliates. In addition, Morgan Guaranty Trust Company of New York (an affiliate of J.P. Morgan Securities Inc., one of the Agents), is a Co-Lead Agent for the banks and lenders under the Company's Unsecured Credit Facility, and NationsBank, N.A. (an affiliate of NationsBanc Montgomery Securities LLC, one of the Agents) and First Union National Bank (an affiliate of First Union Capital Markets, one of the Agents) are lenders under the Company's unsecured revolving credit facility. The Company may use the proceeds from any Notes offered hereby to repay indebtedness, including indebtedness under such revolving credit facility.

  In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agents(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases. Finally, the syndicate may reclaim selling concessions allowed for distributing Notes in the offering, if the syndicate repurchases previously distributed Notes in the market to cover a short position or to stabilize the price of the Notes. The Agents are not required to engage in any of these activities and may end any of them at any time.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Concurrently with the offering of Notes described herein, the Company may issue other Securities described in the accompanying Prospectus.

                                 LEGAL MATTERS

  Certain legal matters relating to the Notes will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts and for the Agents by O'Melveny & Myers LLP, San Francisco, California. The opinions of Goodwin, Procter & Hoar LLP and O'Melveny & Myers LLP will be based upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but that cannot be ascertained on the date of such opinions.

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  NO DEALER, SALESPERSON, OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Risk Factors...............................................................  S-2
Description of Notes.......................................................  S-4
Special Provisions Relating to Foreign Notes............................... S-24
Certain United States Federal Income Tax Considerations.................... S-27
Supplemental Plan of Distribution.......................................... S-36
Legal Matters.............................................................. S-38

                                  PROSPECTUS

Available Information.......................................................   2
Incorporation of Certain Documents by Reference.............................   2
Risk Factors................................................................   4
The Company.................................................................  10
Use of Proceeds.............................................................  12
Ratio of Earnings to Fixed Charges..........................................  12
Description of Debt Securities .............................................  12
Plan of Distribution........................................................  22
Legal Matters...............................................................  22
Experts.....................................................................  23

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                                 $400,000,000

                          AVALON BAYCOMMUNITIES, INC.

                             MEDIUM TERM NOTES DUE
                              NINE MONTHS OR MORE
                              FROM DATE OF ISSUE

                         -----------------------------

                             PROSPECTUS SUPPLEMENT

                         -----------------------------

                           PAINEWEBBER INCORPORATED

                          FIRST UNION CAPITAL MARKETS

                               J.P. MORGAN & CO.

                            NATIONSBANC MONTGOMERY
                                SECURITIES LLC

                            WARBURG DILLON READ LLC

                                ---------------

                              SEPTEMBER 30, 1998

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